UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2021

REED’S, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32501	35-2177773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Merritt 7 Corporate Park, Norwalk, CT 06851

(Address of principal executive offices and zip code)

Not applicable

(Former name or former address if changed since last report)

Registrant’s telephone number, including area code: (310) 217-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchanged on Which Registered
Common Stock, $.0001 par value per share	REED	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 5, 2021, Reed’s, Inc., (the “Company”) entered into a placement agency agreement with Roth Capital Partners, LLC (the “Placement Agent”) and a securities purchase agreement with a certain purchaser for the purchase and sale of shares of the Company’s common stock, par value $0.0001 per share, in an offering of securities registered under an effective registration statement filed with the Securities and Exchange Commission (“SEC”) pursuant to the Securities Act of 1933, as amended (SEC File No. 333-229105). In the offering, the Company sold 6,680,000 shares of common stock, at a price of $1.18 per share (the “Offering”). The Offering is expected to close on or about May 7, 2021, subject to the satisfaction of customary closing conditions.

For a period of 90 days after the closing date of the sale of the shares of common stock, the provisions of the securities purchase agreement generally prohibit the Company from issuing or agreeing to issue shares of common stock or common stock equivalents other than under equity compensation plans, outstanding rights to acquire common stock or common stock equivalents, or in connection with certain acquisitions or strategic transactions. The placement agency agreement provides that the Company will indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The Placement Agent agreed to use reasonable best efforts to arrange for the sale of the shares of common stock being issued and sold in the Offering. The Placement Agent will be paid a total cash fee at the closing of the Offering equal to 6.5% of the gross cash proceeds received by the Company from the sale of the shares of common stock in the offering.

The foregoing summaries of the Offering and the securities to be issued in connection therewith, do not purport to be complete and are qualified in their entirety by reference to the registration statement and to the securities purchase agreement and the placement agency agreement, which agreements are attached as exhibits 10.1 and 1.1 respectively, and are incorporated by reference in response to this Item 1.01.

A copy of the legal opinion and consent of Libertas Law Group, Inc., relating to the shares of common stock sold in the offering is attached hereto as Exhibit 5.1.

Item 8.01 Other Events

Reed’s issued a press release on May 5, 2021 announcing the Offering. The press release is attached hereto as Exhibits 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

1.1	Placement Agency Agreement between Reed’s Inc. and Roth Capital Partners, LLC dated May 5, 2021

5.1	Opinion of Libertas Law Group, Inc.

10.1	Form of Securities Purchase Agreement

23.1	Consent of Libertas Law Group, Inc. (included in Exhibit 5.1)

99.1	Press Release dated May 5, 2021 regarding launch of registered direct offering

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, such as statements related to the anticipated closing and the amount and use of proceeds expected from the Offering. The risks and uncertainties involved include the Company’s financial and liquidity position, capital needs and resources, impact of COVID-19, and other risks detailed from time to time in the Company’s periodic reports and other filings with the SEC. You are cautioned not to place undue reliance on forward-looking statements, which are based on the Company’s current expectations and assumptions and speak only as of the date of this Current Report on Form 8-K. The Company does not intend to revise or update any forward-looking statement in this Current Report on Form 8-K as a result of new information, future events or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REEDS, INC.,
a Delaware corporation

Dated: May 5, 2021	By:	/s/ Thomas J. Spisak
Thomas J. Spisak
Chief Financial Officer